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                                                                  EXHIBIT 23.1


                   CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated August 29, 2000, except as to the second paragraph of Note 1, which is as of September 6, 2000, relating to the financial statements of Oplink Communications, Inc. and May 24, 2000 relating to the financial statements of Telelight Communication Inc. which appear in Oplink's Registration Statement on Form S-1 (File No. 333-41506).

/s/ PricewaterhouseCoopers LLP

San Jose, California
October 13, 2000